WAIVER, CONSENT, SURRENDER AND MODIFICATION AGREEMENT

         This WAIVER, CONSENT, SURRENDER AND MODIFICATION AGREEMENT (this "Agreement") is dated as of January 21, 2005, by and among Usurf America, Inc., a Nevada corporation (the "Company"), and the purchasers identified on Schedule A hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

                                   WITNESSETH:

         WHEREAS, the Purchasers and the Company entered into one or more Purchase Agreements (as defined herein) pursuant to which the Company issued the Debentures to the Purchasers in the amounts and designations, and on the dates set forth on Schedule B hereto;

         WHEREAS, pursuant to the Purchase Agreements the Company issued the Warrants to the Purchasers in the amounts and designations, and on the dates set forth on Schedule C hereto;

         WHEREAS, the Company has executed and delivered that certain Securities Purchase Agreement with Sovereign LLC ("Sovereign") dated as of January 26, 2005 (the "Sovereign Agreement"), pursuant to which, among other things, the Company will issue shares of its Common Stock and preferred stock ("Preferred Stock") to the members of Sovereign in exchange for all the membership interests of Sovereign;

         WHEREAS, the Company desires to reduce the number of shares of Common Stock it now has reserved for issuance in order to perform the Sovereign Agreement;

         WHEREAS, the Company must obtain the consent of the Purchasers in order to execute and perform the Sovereign Agreement;

         WHEREAS, the Company wishes Purchasers to waive certain provisions of the Purchase Agreements and the Debentures in connection with the Sovereign Agreement; and

         WHEREAS, the Purchasers wish to amend the terms of the Debentures, consent to the Sovereign Agreement and the transactions contemplated thereby and waive certain provisions of the Purchase Agreements and the Debentures in order to facilitate the Company's performance under the Sovereign Agreement and the benefits thereto to the Company and its shareholders.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS


1.1      Definitions. In addition to the terms defined elsewhere in this
         Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein) or the Purchase Agreements (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock shall hereinafter have been reclassified into.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Principal Market" means initially the OTC Bulletin Board and shall also include the American Stock Exchange, New York Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

                  "Purchase Agreements" means collectively the Securities Purchase Agreement dated March 8, 2004, the Securities Purchase Agreement dated April 22, 2004, the Securities Purchase Agreement dated July 1, 2004, and the Securities Purchase Agreement dated July 15, 2004, each by and among the Company and the Purchaser parties thereto.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the shares underlying the Debentures and/or the Warrants by each Purchaser as provided for in the Registration Rights Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Trading Condition" shall mean, (i) the Common Stock is trading uninterrupted on the Principal Market and (ii) the price at which the Common Stock is trading on the Principal Market during any consecutive (uninterrupted) thirty calendar day period is not below $0.25 per share.

                  "Transaction Documents" means the Debentures, the Registration Rights Agreement and any other documents or agreements executed in connection with the Purchase Agreements (other than the Warrants).

                                   ARTICLE II

                              SURRENDER OF WARRANTS


        2.1 Surrender of Warrants. Each Purchaser hereby surrenders to Company all of the Warrants owned by it as set forth in Schedule C, representing in the aggregate, assuming all outstanding Warrants are surrendered hereby, the right to purchase up to 31,626,374 shares of Common Stock (the "Surrendered Warrants"). Company accepts such Surrendered Warrants and such Surrendered Warrants shall be immediately deemed canceled. Each Purchaser shall return the original Warrant certificates to the Company within ten days of the date hereof.

        2.2 Release of Obligations under Surrendered Warrants; Termination of Registration. Each Purchaser hereby terminates, waives and abandons and any all rights or privileges arising under and inuring to Purchaser under (i) the Surrendered Warrants and (ii) the Purchase Agreements as the same relates to the Surrendered Warrants, and releases and discharges Company from its obligations and duties under such agreements with respect to the Surrendered Warrants (the "Terminated Agreements"). Each Purchaser acknowledges and agrees that Company shall have no obligations whatsoever with respect to the registration of such Surrendered Warrants, or the shares of Common Stock underlying such instruments, under the Registration Rights Agreement between Company and Purchasers. Each Purchaser further acknowledges and agrees that Company shall take all steps necessary or desirable to amend the Registration Statement currently filed by the Company with the Commission on Form SB-2, File No. 333-121657 (the "SB-2 Registration Statement") to reflect the surrender of the Surrendered Warrants and/or the elimination of the shares of Common Stock underlying such instruments, and the removal of such instruments and related shares of Common Stock from the registration table and selling shareholder table, as well as other provisions, of the SB-2 Registration Statement.

                                   ARTICLE III

                           MODIFICATION OF DEBENTURES


        3.1 Conversion Limitations. Each Purchaser hereby agrees that, notwithstanding the conversion provisions of the Debentures, the aggregate number of shares of Common Stock into which the Debentures collectively shall be convertible is hereby limited to 40,000,000 shares. Schedule D hereto sets forth the agreed limitation on conversion with respect to each Debenture, notwithstanding the terms of such Debenture (the "Maximum Conversion Shares"). Accordingly, each Purchaser and the Company agree that each Debenture owned by such Purchaser is hereby modified to provide that the maximum number of shares of Common Stock into which each such Debenture may be converted shall be as set forth on Schedule D hereto. Each Purchaser and Company agree that Section 4(a) iii of each Debenture owned by such Purchaser shall have the following clause added to the end of such Section: "...up to a maximum of ___ shares" and that the corresponding Maximum Conversion Shares amount shall be deemed inserted as part of such new clause. Each Purchaser acknowledges and agrees that Company shall take all steps necessary or desirable to amend the SB-2 Registration Statement to reflect the revised number of shares of Common Stock into which the Debentures are convertible and to reflect such revised numbers of shares of Common Stock in the registration table and selling shareholder table, as well as other provisions, of the SB-2 Registration Statement.

         3.2 New Repayment Terms. The second paragraph of each Debenture is hereby deleted in its entirety and shall be replaced and restated as follows, with the appropriate conforming Purchaser name and principal amount set forth therein as the same are scheduled on Schedule B hereto:

                           "FOR VALUE RECEIVED, the Company promises to pay to
                  ________________________ or its registered assigns (the "Holder"), the principal sum of $_______________ on July 1, 2006, or such earlier date as the Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date"). The Company shall record and the registration and transfers of the Debenture (the "Debenture Register") with respect to the Holder and any subsequent Holders. The Company may from time to time prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder. In addition, and notwithstanding the foregoing, this Debenture shall terminate and all obligations of the Company to Holder herein, and all rights of Holder hereunder shall terminate immediately upon the occurrence of the Trading Condition, as defined in the Waiver, Consent, Surrender and Modification Agreement dated January 21, 2005, between Holder and the Company."

         3.3 Ambiguities. Notwithstanding any provision of this Agreement or the Debentures or the Purchase Agreements to the contrary, any ambiguity in the drafting or interpretation of the Debentures or the Purchase Agreements that may arise as a result of the modifications set forth in this Article III shall be interpreted to fulfill the intents and purposes of the modifications set forth in Article III and IV of this Agreement.

                                   ARTICLE IV

                       MODIFICATION OF PURCHASE AGREEMENTS

         4.1 Suspension of Certain Investment Rights and Restrictions. Each Purchaser and Company hereby agree that until the Maturity Date (Defined in the Debentures) each of the following Sections of each of the Purchase Agreements to which such Purchaser is a party shall be suspended in its entirety and of no force or effect during the period of such suspension: Section 4.13 (Participation in Future Financings), Section 4.14 (Prohibition on Subsequent Financings), and Section 4.16 (Additional Investment Option of Purchasers).

         4.2 Ambiguities. Notwithstanding any provision of this Agreement or the Debentures or the Purchase Agreements to the contrary, any ambiguity in the drafting or interpretation of the Debentures or the Purchase Agreements that may arise as a result of the modifications set forth in this Article IV shall be interpreted to fulfill the intents and purposes of modifications set forth in
Article III and IV of this Agreement.

                                    ARTICLE V

                       WAIVERS AND CONSENTS; EFFECTIVENESS


         5.1 Consent to Sovereign Agreement. Each Purchaser hereby grants and affirms its consent to the execution, delivery and performance by the Company of the Sovereign Agreement and each document, instrument and agreement contemplated thereby or necessary thereto on the part of the Company to perform the transactions contemplated under the Sovereign Agreement. Such consent shall be deemed effective and granted as of the original date of the execution of the Sovereign Agreement by the Company, notwithstanding the grant of any prior consent, and notwithstanding the modifications of the Debentures and the Purchase Agreements set forth herein.

         5.2 Waivers. Each Purchaser hereby waives its rights arising under (i) Sections 4.13, 4.14, 4.16, and 4.17 of the Purchase Agreements to which each Purchaser is a party, and (ii) Sections 3(a) viii, 4(c) iii, iv, v and viii of each of the Debentures owned by such Purchaser, with respect to the execution, delivery and performance by the Company of the Sovereign Agreement and each document, instrument and agreement contemplated thereby or necessary thereto on the part of the Company to perform the transactions contemplated under the Sovereign Agreement. Such waivers shall be deemed effective and granted as of the original date of the execution of the Sovereign Agreement by the Company, notwithstanding the grant of any prior waivers, and notwithstanding the modifications of the Debentures and the Purchase Agreements set forth herein. Each Purchaser agrees that the transactions contemplated by the Sovereign Agreement shall not be deemed a Change of Control Transaction under the Debentures or the Purchase Agreements and all rights arising upon a Change of Control Transaction are waived as a part of this Section 5.2.

         5.3 Effectiveness of Waivers, Consent and Modifications. Notwithstanding any provision of this Agreement to the contrary, the consents and waivers set forth in Article V, the modifications of the Debentures and the Purchase Agreements set forth in Article III and the surrender of the Warrants provided in Article II shall be deemed effective as of the signing date of the Sovereign Agreement as if this Agreement had been executed at and as of such date.


                                   ARTICLE VI

                            MISCALLANEOUS PROVISIONS

         6.1 Entire Agreement; No further Modification. This Agreement together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof. Except as set forth herein, each of the Transaction Documents shall remain in full force and effect and no other consent or waiver shall be deemed given or implied.

         6.2 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

         6.4 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person

         6.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) such document with the same force and effect as if such facsimile signature page were an original thereof.

         6.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                            USURF AMERICA, INC.


                                            By:/s/ Douglas O. McKinnon
                                               ---------------------------------
                                            Name: Douglas O. McKinnon
                                            Title: President and CEO

                                            Address for Notice:
                                            ------------------
                                            390 Interlocken Crescent, Suite 900
                                            Broomfield, Colorado 80021
                                            Attn: Chief Executive Officer
                                            Tel: (719) 260-7455
                                            Fax: (719) 260-7456

                                            With a copy to:

                                            Steven W. Ritcheson
                                            White Field, Inc.
                                            9800 D Topanga Canyon Blvd., #326
                                            Chatsworth, California 91311
                                            Tel: (818) 744-8714
                                            Fax: (818) 337-0383


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

                      [PURCHASER'S SIGNATURE PAGE - USURF]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Purchaser: __________________________
Signature of Authorized Signatory of Purchaser: __________________________ Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________
Email Address of Authorized Signatory:________________________________

Address for Notice of Purchaser:


                           [SIGNATURE PAGES CONTINUE]

                                   SCHEDULE A

                                   PURCHASERS

                          Crestview Capital Master LLC

                                   SCHEDULE B

                                   DEBENTURES

HOLDER NAME                              SERIES                    DATE                           AMOUNT

Crestview Capital Master LLC,              I                    March 8, 2004                 $ 2,000,000

Crestview Capital Master LLC              II                   April 22, 2004                 $ 1,500,000

Crestview Capital Master LLC             III                     July 1, 2004                 $   500,000

Crestview Capital Master LLC              IV                    July 16, 2004                 $   250,000

SCHEDULE C

                                    WARRANTS

HOLDER NAME                              SERIES                    DATE                         WARRANTS
Crestview Capital Master LLC,              I                    March 8, 2004                  13,157,895

Crestview Capital Master LLC              II                   April 22, 2004                    7,218,479

Crestview Capital Master LLC             III                     July 1, 2004                   7,500,000

Crestview Capital Master LLC              IV                    July 16, 2004                   3,750,000

                                   SCHEDULE D

                               CONVERSION AMOUNTS
        MAXIMUM NUMBER OF CONVERSION SHARES PER NOTE WHICH YEILDS A TOTAL
                        CONVERSION NUMBER OF 40,000,000